Exhibit 10.1

EXECUTION COPY

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”) is entered into as of April 14, 2016, by and between Eastside Distilling, Inc., a Nevada corporation with offices located at 1805 SE Martin Luther King Jr. Blvd., Portland, Oregon 97214 (the “Company”), WWOD Holding, LLC, a New York limited liability company (“WWOD”) and MR Group I LLC, a New York limited liability company (the “Investor”), with reference to the following facts:

A.           On September 10, 2015, WWOD purchased that certain Secured Convertible Promissory Note (the “Initial Note”), in the aggregate initial principal amount of $275,000, from the Company pursuant to that certain Securities Purchase Agreement, dated September 10, 2015, by and between, WWOD and Eastside (the “Existing Securities Purchase Agreement”) and initially convertible into shares of Common Stock (as defined in the Existing Purchase Agreement) (the “Initial Conversion Shares”). Capitalized terms not defined herein shall have the meaning as set forth in the Existing Securities Purchase Agreement as amended hereby (the “Amended Securities Purchase Agreement”);

B.           Concurrently herewith, WWOD, the Investor and certain members of the Investor have entered into a Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”), pursuant to which immediately prior to the Additional Closing Date (as defined below), WWOD shall contribute, transfer and assign the Initial Note to the Investor.

C.           The Company desires to sell, and the Investor desires to purchase, an additional secured convertible promissory note to the Investor (the “Additional Note”, and together with the Initial Note, the “Notes”), initially convertible into shares of Common Stock (the “Additional Conversion Shares”, and together with the Initial Conversion Shares, the “Conversion Shares”, and together with the Notes, the “Securities”) in the form attached hereto as Exhibit A.

D.           The parties hereto further desire, (i) as of the Effective Time, to amend the Securities Purchase Agreement and the other Transaction Documents to reflect the proposed Additional Closing (as defined below) and (ii) as of the Additional Closing Date, (A) to amend and restate the Security Agreement in the form attached hereto as Exhibit B, and (B) to amend the Initial Note and the other Transaction Documents as described below.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Amendments, Consents and Waivers.

(a)          Amendments to Securities Purchase Agreement. As of the Effective Time, the Existing Securities Purchase Agreement shall be amended as follows:

(i)         Recital B is hereby amended and restated as follows:

Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement 14% secured convertible notes of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of $575,000 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Notes"), convertible into shares of common stock of the Company, $0.0001 par value (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Notes

(ii)         Section 1 shall be amended by adding the following as Section 1(d):

(d)         Additional Closings.

(1)         Additional Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(d)(3) below, the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company on the Additional Closing Date (as defined below), an additional Note (the “Additional Note”) in the original principal amount of $300,000 for a purchase price of $200,000 (the “Additional Closing”). As additional conditions to the Additional Closing, (x) the Company shall execute and deliver to the Buyer the Notice and Acknowledgement and Joinder Agreement, in the form attached as Exhibit A to the Contribution Agreement (as defined in the Amendment Agreement) and (y) the Company shall obtain irrevocable written instructions of the Company’s transfer agent with respect to the Additional Note, duly executed and delivered to the Buyer by the Company and its transfer agent, in form and substance reasonably satisfactory to the Buyer.

(2)         Additional Closing Date. The date and time of the Additional Closing (the “Additional Closing Date,”) shall be 10:00 a.m., New York time, on the date hereof (or such other date as is mutually agreed to by the Company and the Buyer).

(3)         Additional Closing Mechanics. On the Additional Closing Date, (i) the Buyer shall pay the purchase price for the Additional Note to be issued and sold to it at the Additional Closing (the "Additional Closing Purchase Price") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of the Note in the principal amount as is set forth immediately below the Buyer's name on the signature pages hereto, and (ii) the Company shall deliver such duly executed Additional Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

(b)          Amended and Restated Security Agreement and Guarantees. As of the Additional Closing Date, the Security Agreement shall be amended and restated in the form attached hereto as Exhibit B. On or prior to the first business day after the time of formation of any direct, or indirect, U.S. subsidiary of the Company, such subsidiary shall execute and deliver to the Investor a guarantee in a form reasonably acceptable to the Investor.

(c)          Amendments to Initial Note. As of the Effective Time, the Initial Note shall be amended as follows:

(i)          Section 1.1 of the Initial Note is hereby amended to delete the following:

provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver)

(ii)         Section 1.1 of the Initial Note is hereby amended to add the following as 1.1(a) thereof:

(a)          Limitations on Conversions. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties (as defined below) shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1.1(a). For purposes of this Section 1.1(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1.1(a), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1.1(a) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1.1(a) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note. For the purpose of this Section 1.1(a), “Attribution Parties” means, collectively, the following Persons and entities: (A) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its affiliates or principals, (B) any direct or indirect affiliates of the Holder or any of the foregoing, (C) any Person acting or who could be deemed to be acting as a “group” (as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder, each, a “Group”) together with the Holder or any of the foregoing and (D) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(iii)        The defined term “DWAC” is hereby amended and restated as “Deposit/Withdrawal at Custodian”.

(d)          Other Amendments to Transaction Documents. At the Effective Time, the Transaction Documents (including the Existing Securities Purchase Agreement and the Security Agreement) shall be amended as follows:

(i)          The defined term “Amendment Agreement” shall mean “that certain Amendment Agreement, dated as of April 14, 2016, by and between the Company and the Buyer”.

(ii)         The defined term “Transaction Documents” is hereby amended to include the Amendment Agreements.

(iii)        The defined term “Note” is hereby amended to include the Additional Note (as defined in the Securities Purchase Agreement (as amended by the Amendment Agreement)).

(iv)        The defined term “Closing” is hereby amended to include the Additional Closing (as defined in the Securities Purchase Agreement (as amended by the Amendment Agreement)), mutatis mutandis.

(v)         The defined term “Closing Date” is hereby amended to include the Additional Closing Date (as defined in the Securities Purchase Agreement (as amended by the Amendment Agreement)), mutatis mutandis.

(vi)        The defined term “Purchase Price” is hereby amended to include each Additional Closing Purchase Price (as defined in the Securities Purchase Agreement (as amended by the Amendment Agreement)), mutatis mutandis.

(vii)       The defined term “Buyer” is hereby amended to include MR Group I, LLC, with the understanding that WWOD was the Buyer for the Initial Note, has previously paid the Purchase Price on the Initial Note and, immediately prior to the Additional Closing, assigned the Initial Note to the Investor and Investor is the Buyer for the Additional Note and solely responsible for payment of the Additional Closing Purchase Price for the Additional Note.

(e)          Rollover of Additional Note. The parties hereto acknowledge and agree that, in connection with the consummation of the transactions contemplated in the term sheet attached hereto as Exhibit C (the “Subsequent Placement”), $200,000 of aggregate principal of the Additional Note, together with any accrued, and unpaid, interest then outstanding under the Additional Note, shall be applied, on a dollar-for-dollar basis, to reduce the purchase price of the Investor in such Subsequent Placement and upon the closing of such Subsequent Placement and such application, the remainder of the Additional Note then outstanding shall be deemed cancelled for no additional consideration.

(f)          Waiver of Adjustments. Effective as of the Additional Closing Date, the Investor hereby waives any adjustments to the conversion price of the Initial Note solely as a result of the issuance by the Company of any “Excluded Securities” (as defined in the Additional Note).

(g)          Acknowledgement; Reaffirmation of Obligations; Consent. The Company hereby confirms and agrees that, except as set forth in Section 1 above, (i) the Existing Securities Purchase Agreement, the Notes, the Security Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, (ii) to the extent that the Security Agreement or any other Transaction Document purports to assign or pledge to the Buyer, or to grant to the Buyer a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the Note and any other Transaction Document, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, and shall apply with respect to the obligations under the Note, (iii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Buyer under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document and (iv) upon the issuance of the Additional Note at the Additional Closing, the Additional Note shall rank pari passu with the outstanding Note and to the extent that the Security Agreement or any other Transaction Document purports to assign or pledge to the holders of the Note, or to grant to the Buyer a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the Note and any other Transaction Document, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, and shall also apply with respect to the obligations under the Additional Note. WWOD hereby confirms that it consents to the issuance of the Additional Note, including the amendment and restatement of the Security Agreement contemplated herein to include the Additional Note, pari passu, with the Initial Note with respect to the security interest granted pursuant to the Transaction Documents (as amended hereby) and further confirms that it has assigned its right of first refusal contained in Section 4(p) of the Existing Securities Purchase Agreement to the Investor.

2.          Fees and Expenses. The Company shall reimburse the Investor for all costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, a non-accountable reimbursement for fees and expenses of Kelley Drye & Warren LLP, counsel to the Investor, in an aggregate amount not to exceed $15,000 without the prior written consent of the Company (the “Lead Counsel Expense Cap”), and any other reasonable fees and expenses of the Investor in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and shall be withheld by the Investor from its Additional Closing Purchase Price at the Closing; provided, that, the Company shall promptly reimburse the Investor (or, as applicable and subject to the Lead Counsel Expense Cap, Kelley Drye & Warran LLP) on demand for all Transaction Expenses not so reimbursed through such withholding at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees or broker’s commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in this Agreement and the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the transactions contemplated hereby.

3.          Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the form of the Agreements as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.

4.          Representations and Warranties.

4.1           Investor Bring Down. The Investor hereby represents and warrants to the Company with respect to itself only as set forth in Section 2 of the Amended Securities Purchase Agreement as to this Agreement as if such representations and warranties were made as of the date hereof and as of the Effective Time, in each case, as set forth in their entirety in this Agreement. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto.

4.2           Company Bring Down. Except as set forth on Schedule 4.2 attached hereto, the Company represents and warrants to the Investor as set forth in Section 3 of the Amended Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and as of the Effective Time, in each case, as set forth in their entirety in this Agreement.

5.          Effective Time. This Agreement shall be effective upon the execution of this Agreement by the Investor, WWOD and the Company (such time, the “Effective Time”).

6.          Miscellaneous Provisions. Section 8 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis; provided however that the address for notices for Investor shall be:

MR Group, I, LLC

c/o Magna Equities II LLC
5 Hanover Square
16th Floor
New York, NY 10004

with a copy to

WWOD Holdings LLC
535 Fifth Avenue
4th Floor
New York, NY 10017

with a copy (for information purposes only) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Attention: Michael Adelstein, Esq.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor, WWOD and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

EASTSIDE DISTILLING, INC.

By:	/s/ Steven Earles
Name: Steven Earles
Title: CEO

INVESTOR:

MR GROUP I LLC

By:	/s/ Joshua Sason
Name: Joshua Sason
Title: CEO

WWOD:

WWOD HOLDING, LLC

By:	/s/ Neil B. Rock
Name: Neil B. Rock
Title: Sole Member